UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2015

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut		06813
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
There were five (5) matters submitted to a vote of securities at the FuelCell Energy, Inc. Annual Shareholders’ Meeting, which was held on April 2, 2015. Following are the five (5) proposals:
(1) To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.
The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD
Arthur A. Bottone	97,636,803	5,808,333
Richard A. Bromley	96,231,894	7,213,242
James Herbert England	97,210,600	6,234,536
William A. Lawson	96,695,914	6,749,222
John A. Rolls	97,001,206	6,443,930
Christopher S. Sotos	97,907,663	5,537,473
Togo Dennis West, Jr.	96,575,236	6,869,900

(2) To ratify the selection of KPMG LLP as the independent registered public accounting firm for fiscal year 2015.

The results of the voting were as follows:

VOTES FOR: 207,939,306
VOTES AGAINST: 4,409,995
ABSTAINED: 3,484,043

(3) To amend the FuelCell Energy, Inc. Articles of Incorporation to increase the authorized common stock from 400,000,000 shares to 475,000,000.

The results of the voting were as follows:

VOTES FOR: 172,249,221
VOTES AGAINST: 36,224,177
ABSTAINED: 7,359,946

(4) To amend the FuelCell Energy, Inc. Section 423 Employee Stock Purchase Plan to increase the number of shares reserved for issuance from 1,900,000 to 2,900,000.

The results of the voting were as follows:

VOTES FOR: 92,447,217
VOTES AGAINST: 9,710,285
ABSTAINED: 1,287,634

(5) To authorize the Board of Directors to effect a reverse stock split and proportionately reduce the number of authorized shares of common stock in connection with a reverse stock split (such authorization to expire on April 2, 2016).

The results of the voting were as follows:

VOTES FOR: 174,128,800
VOTES AGAINST: 40,106,266
ABSTAINED: 1,598,278

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 8, 2014	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer